Exhibit 99.1

NASDAQ: OMRI Innovative Solutions for a Healthier World Analyst & Investor Day March 27, 2008 "PERSPECTIVES IN BIOSURGERY"

SAFE HARBOR STATEMENT During the course of this presentation the Company or its representatives may make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to future events or the future financial performance of the Company, are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those in the forward-looking statements. These documents contain important factors that could cause actual results to differ materially from those contained in any forward- looking statement of the Company made in connection with this presentation. Information on other potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission.

WELCOME & AGENDA 8:00 am Introduction & Discussion of Long-Term Strategy Robert Taub Chief Executive Officer THE HEMOSTASIS MARKET 8:20 am A Surgeon's Perspective Grant V. Bochicchio MD, MPH, FACS Associate Professor of Surgery, University of Maryland School of Medicine 9:10 am Defining the Market Opportunity Robert Friedman Managing Director, Easton Associates 10:00 am Break

WELCOME & AGENDA 10:15 am Leveraging Our Expertise Nissim Mashiach President & Chief Operating Officer BEYOND HEMOSTASIS 10:35 am Adhesion Prevention - Adhexil David Wiseman Ph.D., M.R.Pharm.S. Synechion, Inc. 11:25 am Biologic Lung Volume Reduction (BLVR) David Dove, MD President & CEO, Aeris Therapeutics, Inc. 12:15 pm Closing Remarks Robert Taub, MBA Chief Executive Officer

Introduction and Long-Term Strategy Robert Taub Chief Executive Officer

OMRIX TODAY Fully-integrated biopharmaceutical company Develop and market protein-based biosurgery and passive immunotherapy products Focused on innovative products in growing and under-penetrated markets Visible pipeline of near-term and medium-term product launches Continued revenue growth and profitability

BUSINESS MODEL IMMUNOTHERAPY BIOSURGERY * ETHICON, INC. is a Johnson & Johnson company. Diversified and synergistic business platforms Biosurgery backed by ETHICON, INC. serves as growth driver Immunotherapy allows optimal utilization of resources (raw materials and facilities) and provides steady revenues of approx. $30+ million per year Development costs mostly financed by third parties

PORTFOLIO

ORGANIC GROWTH PLAN Innovate protein-based, biological and drug/device convergence products Strong R&D and internal growth bring new products to the market Execute and expand our development agreement with Ethicon to become a worldwide leader in hemostasis The Fibrin Patch and new thrombin-enhanced hemostats Develop and sell products outside of the Field of Use licensed to Ethicon Adhesion prevention, hernia mesh fixation, disc herniation Introduce hemostasis products in new territories by investing in geographical expansion i.e. Non-EU countries, South America, Far East

ORGANIC GROWTH DRIVERS 2007 2008 2010 2009 EVICEL + EVITHROM EVICEL EVITHROM + THROMBIN- BASED PRODUCTS ADD'L TERRITORIES EVICEL EVITHROM THROMBIN- BASED PRODUCTS ADD'L TERRITORIES + FIBRIN PATCH ADHEXIL AERIS $51.9M $64 - $67.0M $150M $100M Biosurgery franchise is poised to drive growth Note: Figures represent total product sales, including immunotherapy, in $US millions Biosurgery Product Sales Immunotherapy Product Sales

CURRENT U.S. HEMOSTATS MARKET Topical Absorbable Hemostats (TAH) Synthetic Sealants Thrombin Fibrin Sealants Flowables Fibrin Patch ETHICON Surgicel Surgifoam Instat Medafor Arista Pfizer Gelfoam Davol Avitene Integra Helitene Helistat Baxter CoSeal CryoLife BioGlue Tyco DuraSeal ETHICON/OMRI Evithrom King Thrombin-JMI Zymogenetics Recothrom ETHICON/OMRI Evicel Baxter Tisseel ETHICON Surgiflo Baxter FloSeal ETHICON/OMRI

U.S. HEMOSTATS MARKET ANNUAL DOLLAR VOLUME 2002-2007 2002 2003 2004 2005 2006 2007 TAH 139 150 156 157 168 196 Thrombin 82 134 190 229 246 255 Synthetic Sealants 1 3 10 31 61 78 Fibrin Sealants 41 45 58 72 92 103 Flowables 14 24 29 44 61 77 $276.1 $355.3 $443.3 $533.7 $627.1 $708.0 28.7% 24.8% 20.4% 17.5% 13.0% Volume ($M) % Growth Source: IMS Data

PROJECTED MARKET TRENDS Global market grew from <$300M in 2002 to $700M in 2007 Thrombin had fastest growth due to KG's exclusive position and price increases Currently $700M annually is spent on surgical bleeding Market expected to continue double-digit growth leading to a market of >$1B by 2010 TAHs may experience FDA re-classification, unit growth may offset potential price declines Thrombin stand-alone over time will remain flat or decrease in favor of thrombin-enhanced hemostats (including flowables) Synthetic sealants will continue to grow in niche indications Fibrin sealants will grow at >10% annually and could potentially cannibalize the thrombin market due to increased efficacy Fibrin Patch likely to accelerate overall market growth in 2011

CAPTURING MARKET SHARE Baxter JNJ 3rd Qtr 4th Qtr Baxter 65 35 90 20.4 JNJ/OMRI 40 38.6 34.6 31.6 North 45.9 46.9 45 43.9 BAX's Tisseel is indicated for: 1999: Cardiopulmonary bypass and treatment of splenic injuries ETHICON/OMRI's Evicel is indicated for: 2005: Liver (Initially marketed as Crosseal) 2007: Vascular 2008: General Hemostasis Market Share Source: IMS Data 2007

2007 U.S. MARKET PENETRATION Source: CMS Data and Company estimates. Current Fibrin Sealant Penetration in Target Segments Remains Low Indication 2007 Targeted Procedures 2007 Penetration Liver Surgery 27,000 10% Vascular 648,000 3% Plastic Surgery 264,000 35% Burns 100,000 6% Orthopedics 1,000,000 5% TOTAL 4,400,000 7%

THE FIBRIN PATCH "CAPITALIZING ON CONVERGENCE" "Still another example is an exciting ETHICON, INC. solution in development for heavy bleeding, the world's leading cause of death due to injury. Scientists from ETHICON have teamed up with Omrix Biopharmaceuticals and our biologics manufacturing team at Centocor, Inc. to create an absorbable patch that can manage the entire spectrum of bleeding. Proprietary biologics embedded in the patch form an instant clot when they come in contact with the wound. This product, which is in early phases of clinical testing, is just one of many product and technology convergence projects across the Company." William C. Weldon Chairman, Board of Directors, and Chief Executive Officer March 12, 2008 Johnson & Johnson 2007 Annual Report

Defining the Market Opportunity Robert Friedman Managing Director, Easton Associates

Evaluation of OMRIX's Fibrin Patch Technology Analyst & Investor Day NASDAQ MarketSite March 27, 2008

DISCLAIMER This report has been prepared for OMRIX Biopharmaceuticals and contains proprietary information of Easton Associates, L.L.C. The report may not be altered, modified, reproduced, or distributed, in whole or in part, without the written consent of Easton Associates from its office listed below. The information contained herein has been obtained from sources believed to be reliable, but is not guaranteed as to accuracy or completeness. All expressions of opinion are the responsibility of Easton Associates, and are subject to change subsequent to the date of this report. This report is not intended for and should not be used as an investment recommendation. Easton Associates is a management consultancy specializing in pharmaceutical, medical products, and health care services analysis and is not a registered investment advisor. Full contents COPYRIGHT March 2008 Easton Associates, L.L.C. 555 Fifth Avenue, 7th Floor New York, New York 10017 +1.212.901.0999 Copying by any means is an offense punishable under the laws of the United States.

Easton Associates was hired by OMRIX to assess the potential of its novel fibrin patch Extensive secondary sources In-depth interviews with close to 100 surgeons and hospital administrators Project conducted in 2005; not updated Focus on the U.S. market; ROW extrapolation For sales projection purposes, a launch date in mid-2008 was assumed While price issues are assessed, this was not a pricing study Corroborating study by ETHICON, INC. Methodology

The surgical wound closure market can be subdivided into four basic sub- categories: sutures/staples and tapes, hemostats, tissue sealants and glues Overall Wound Care Market Worldwide Surgical Wound Closure Market Sutures/Staples and Tapes Hemostats Tissue Sealants Glues

The worldwide surgical wound closure market was approximately $5.5 billion in 2004 Overall Wound Care Market Source: MedMarket Diligence Comments Sutures/Staples and Tapes are, as a whole, mature and relatively low-margin markets, dominated by a few major players - J&J, U.S. Surgical (sutures) and 3M (tapes) Hemostats, sealants and glues are expected to grow considerably over the next 5-10 years as the safety, efficacy, and cost-savings of these products become more apparent Worldwide Surgical Wound Closure Market - 2004 Total = US$5.5 billion Label 1 Label 2 Label 3 Label 4 Label 5 Label 6 Label 7 Data Series 1 67 19 10 4 Sutures, Staples and Tapes 67% Sealants 19% Hemostats 10% Glues 4%

In the U.S., surgical sealants are the fastest growing segment Source: Global Industry Analysts, MedMarket Diligence 2005 2006 2007 2008 2009 2010 Sutures and Staples 0.05 0.06 0.06 0.06 0.06 0.07 Surgical Sealant 0.12 0.13 0.13 0.13 0.14 0.14 Total Wound Closure 0.06 0.05 0.07 0.07 0.07 0.07 Other Types 0.03 0.03 0.03 0.03 0.03 0.03 U.S. Surgical Wound Closure Market - Percent Growth Rate - 2005-2010 Total Market = US$2.4 billion Comments The U.S surgical wound closure market growing 6.1% per year to $3.5 billion in 2010 Fibrin sealants growing 11% per year Over the next ten years, growth will be driven by an increase in the number of elective surgeries and new technologies Overall Wound Care Market

Overall Wound Care Market

Despite this growth, many products have clear weaknesses relating to efficacy, safety or ease of application

Hemostats and Sealants Strengths/Weaknesses

	Strengths	Weaknesses
Gelfoam with Thrombin	• Cheap, safe, simple application that surgeons are familiar with	• Efficacy is marginal
FloSeal	• Fast prep time (2 min), biodegradable at 6-8 weeks, ambient storage temperature	• Direct pressure must be applied to the target site for this product to work
Avitene	• No preparation time, available in syringe, sponge and sheet forms,	• Efficacy is marginal • Sticky product can be difficult to apply
TachoComb/ TachoSil	• No preparation time, patch useful for precise applications	• Requires at least 1.5 min of direct pressure
BioGlue	• No preparation time, high tensile and sheer strength, quick polymerization, four applicator tip lengths, ambient storage	• Has shown durability in animal models over two years
Surgicel/ Surgifoam	• Cheap, safe, simple application that surgeons are familiar with	• Efficacy is marginal
Tisseel/Tissucol	• First fibrin sealant to market in U.S., no cases of viral transmission reported in over 5 million applications	• Long preparation time, not very effective in sealing air leaks
CoSeal	• Synthetic (no risk of disease), reusable delivery device	• Relatively long preparation time (5 minutes)

Source: OMRIX data, EA interviews and analyses

Easton Associates, LLC

As a result, the unmet need is substantial Source: EA interviews Comments "It is hard for me to see replacing sutures. You'd have to have some awfully good long-term data for me to replace sutures. That said, there is a large grey area where it is bleeding a fair amount but I'm not sure I want to put a suture in. It is time-consuming and, if you have a coagulopathic patient, it starts to ooze from the needle holes. So, at some point, you say that you're going to be better off with a topical. This 'grey zone' is almost in all cases" - Cardiothoracic Surgeon "Honestly, I do not see a big difference in all of the hemostatic agents that I currently use" - Colorectal Surgeon "Sometimes we use Surgicel . . . although I do not think it works so well. It is more to make me feel good, like I'm doing something" - Transplant surgeon "There is definitely room for a lot of improvement. Bleeding in surgery is a major, major problem" - General Surgeon "The current Surgicel product is extremely ineffective. Fibrin sealants are useful only where bleeding amounts are relatively small" - General Surgeon Overall Wound Care Market

There are about five million surgical procedures that are at risk for problematic bleeding "Bleeding is there all of the time. But fifteen percent of the time, I am spending a long time in the OR to control bleeding. Whether or not it turns into a long surgery often depends on much time you spend on controlling bleeding up front" - Cardiothoracic Surgeon Proportion of Surgeries Where Bleeding Is an Issue All Procedures in the U.S. 43 million Surgeries Where Bleeding Could Be an "Issue" ~5 million Patch Opportunity

Problematic bleeding includes both classic "severe" cases as well as non- severe episodes Spectrum of Bleeding Surgeon's Discretion as to Whether Intervention Is Needed to Stop Bleeding No Intervention Needed Requires Intervention Severe Extensive Moderate Low/None Non-Severe Bleeding Technical Severe Bleeding Severe Bleeding by Surgeon Definition Patch Opportunity

Patch Opportunity

Severe and extensive bleeding, as defined by surgeons, occurs in up to 20 percent of at-risk cases; about one quarter of these are difficult to control


Subtype of Bleeding
Surgery/ Trauma (~5 million)
Severe Bleeding (~20%)
Non-Severe Bleeding (~30%)
Little/No Bleeding (>50%)
Easy to Control (75%)
Difficult to Control (25%)
Oozing
Leaking

Comments

- Severe bleeding occurs in approximately 20% (~1,000,000) of all surgeries where bleeding problems *may* occur
  - One-quarter of severe bleeding is characterized as difficult to control because current techniques and devices do not adequately stop the bleeding during surgery
- Non-severe bleeding occurs in approximately 30% of surgeries where bleeding problems may occur
  - Non-severe bleeding is typically characterized by oozing or leaking
- Little or no bleeding occurs about half of the time. Often a certain type of surgery may produce serious bleeding for one patient and not for another

Easton Associates, LLC

Certain kinds of surgery are more prone to problematic bleeding Procedure Types at Risk for Bleeding Cardiovascular/Vascular General/Other Orthopedic Transplant Trauma Source: EA interviews and analyses Patch Opportunity

In cardiovascular surgery, CABG redos are at particularly high risk for bleeding Procedure Why Severe Bleeding is Likely Likelihood of Severe Bleeding CABG The constant, high-volume blood flow means that any procedure involving major arteries is likely to bleed 20% Valve Replacement The risk of severe bleeding is due to this being an open-heart procedure that requires cardiopulmonary bypass 30% CABG Redo CABG redo operations are more likely to bleed than primary procedures as the vasculature may not be completely healed 50% Severe Bleeding in Cardiovascular Procedures Source: Medical Data International, EA interviews and analyses Patch Opportunity

General surgery encompasses a number of procedures where severe bleeding is somewhat common Procedure Why Severe Bleeding is Likely Likelihood of Severe Bleeding Colorectal Surgery In colorectal procedures, severe bleeding is relatively common but not a particular cause of concern. Severe bleeding is most common in pelvic surgeries 20% Bariatric Surgery Severe bleeding is more common in patients who have had previous abdominal surgery. The patch has potential in laparoscopic procedures, where bleeding obstructs vision 35% Pulmonary Surgery Severe bleeding is very uncommon in lung surgeries; however, the patch could be used to seal post-operative air leaks 25% Liver Surgery Bleeding can be from the liver bed or the result of an abrasion 35% Pancreatic Surgery Pancreatic resection exposes raw surfaces 30% Source: Medical Data International, EA interviews and analyses Severe Bleeding in General Surgery Procedures Patch Opportunity

In orthopedic surgery, bony bleeding or accidental invasion of the vascular system are causes of severe bleeding Procedure Why Severe Bleeding is Likely Likelihood of Severe Bleeding Spinal Fusion Spinal fusion involves the "welding" of bones together, causing a significant amount of bony bleeding 30% Knee Replacement In the course of a knee replacement, a patient loses a significant amount of blood through bony bleeding. However, much of this bleeding is diffuse and believed to aid in the healing process 20% Hip Replacement Like in knee replacement surgery, bleeding in hip replacements is extensive but usually diffuse and not a cause for concern 25% Knee Replacement Redo Redo knee replacement is a more technically demanding procedure than a primary procedure. The primary indication for redo knee replacement is loosening or failure of the implant 35% Hip Replacement Redo Redo hip replacement surgery is much more technically demanding than primary hip replacement 40% Source: Medical Data International, EA interviews and analyses Severe Bleeding in Orthopedic Procedures Patch Opportunity

Transplant surgeons encounter severe bleeding in the form of large, raw surfaces. Long operating times are associated with more blood loss Procedure Why Severe Bleeding is Likely Likelihood of Severe Bleeding Liver Transplant Blood loss is common in liver transplant especially if a quadrant is ruptured during the procedure. The transfusion rate in these patients is thought to be 70-80% 30% Kidney Transplant Renal transplantation is technically less demanding than a liver transplant and can now be done "bloodlessly" without the need for transfusion. Still, the risk of severe bleeding cannot be eliminated 20% Heart Transplant In addition to obvious causes of bleeding, there is additional risk of bleeding due to the use of cardiopulmonary bypass 30% Source: Medical Data International, EA interviews and analyses Severe Bleeding in Transplant Procedures Patch Opportunity

EA presented the following description of the fibrin fleece to physicians Source: OMRIX data Description and Indications Fibrin patch to Control mild, moderate and severe bleeding Indications: For use in trauma surgery, general surgery, PV & CV surgery Rapid (temporary and/or permanent) control of severe bleeding in situations where surgical repair may be complex, impractical or very difficult Control of life-threatening hemorrhage Mechanism of Action The collagen/vycril layer provides support for biologically active components of fibrin and thrombin On contact with physiological fluids, e.g. blood, the thrombin and fibrinogen coatings diffuse into wound surface The fibrinogen-thrombin initiates the blood coagulation cascade The fibrinogen is converted to fibrin to form a fibrin blood clot which binds the ORC/Vicryl sponge to the wound surface The product is bio-reabsorbed Format and Packaging The product will be available in three sizes It will have an inner package for delivery into the sterile field and an outer foil pouch to protect it from moisture. Expected Benefits Rapidly controls severe bleeding in 1-3 minutes Product Profile - Fibrin Patch

Usage of the fibrin patch will be sensitive to price. At $500, the market for the product will be the most difficult-to-control bleeding cases, plus some additional less serious cases Source: EA interviews and analyses Patch Opportunity Total Cases of Severe Bleeding Percent of Cases Suitable for Fibrin Patch Percent Usage If Price <$200 Percent Usage If Price $500 Series 1 1 0.9 0.7 0.4 Even though difficult cases represent only 25% of severe bleeding, some less-price- sensitive physicians will use fibrin patch beyond these cases 25% Usage of Fibrin Patch

The initial target market of about 400,000 procedures grows to 600,000 over time Target Market at US$500 (Percent of Severe Bleeding Cases) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Series 1 0 0 0 0.4 0.42 0.44 0.46 0.48 0.5 0.5 0.5 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 U.S. Incidence of Severe Bleeding (000s) 983 1,002 1,022 1,043 1,064 1,085 1,106 1,129 1,151 1,174 1,198 Percent of Severe Bleeding Available for a High-End Product 0% 0% 0% 40% 42% 44% 46% 48% 50% 50% 50% Eligible Cases at $500 per Unit (000s) - - - 417 447 477 509 542 576 587 599 Comments/Assumptions Fibrin Patch assumed to launch in 2008 The total U.S. incidence of severe bleeding will grow at a rate of 2% Price sensitivity will decrease over time allowing for a growth in the number of surgeries "available" for a severe bleeding product, but the available market will not exceed 50% as some surgeons and institutions are too price-sensitive to bear that cost The available market with product priced at $500 will grow at a rate of 2.7% Patch Opportunity

Adoption of the patch is expected to be rapid, capturing significant share of the available market within five years Assumptions As the first product in this market, the fibrin patch market share will increase quickly However, the patch market share will likely peak at 70% and remain steady over time as new competition enters the market 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Series 1 0 0 0 0.2 0.35 0.45 0.6 0.65 0.7 0.7 0.7 2008 2009 2010 2011 2012 2013 2014 2015 Eligible Cases Managed at $500 per Unit (000s) 209 447 477 509 542 576 587 599 Market Share of Fibrin Patch 20% 35% 45% 60% 65% 70% 70% 70% Patch units sold - US 20,853 156,337 214,788 305,389 352,127 402,915 410,973 419,192 Source: EA Analysis Patch Opportunity Adoption of Fibrin Patch at US$500 In Severe Bleeding (U.S.)

While interest in the patch for non-severe bleeding is modest . . . Cardiovascular General Neurosurgery Orthopedic Transplant Trauma Patch Penetration 0.12 0.12 0.01 0.08 0.06 0.04 0.88 0.88 0.99 0.92 0.94 0.96 Patch Penetration Estimates by Specialty (Percent of Non-Severe Procedures) Patch Opportunity

2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 U.S. Incidence of Non-Severe Bleeding 1579 1611 1643 1676 1710 1744 1779 1814 1850 1887 1925 Units of Fibrin Patch Sold 6 27 48 67 79 88 98 104 - .. . . the opportunity for the patch in non-severe bleeding is sizeable because of the large number of overall procedures 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 U.S. Incidence of Non-Severe Bleeding (000s) 1,579 1,611 1,643 1,676 1,710 1,744 1,779 1,814 1,850 1,887 1,925 Patch Penetration 0% 0% 0% 1% 2% 3% 4% 4% 5% 5% 5% Units of Fibrin Patch Sold (000s) - - - 6 27 48 67 79 88 98 104 Source: OMRIX , EA Analysis Adoption of Fibrin Patch in Non-Severe Bleeding U.S. (in thousands) Comments Non-severe bleeding is growing at 2% per year Patch use is limited in this market, but as surgeons grow comfortable using the patch, they will use for it in this market as well Surgeons who are less price sensitive will be more likely to use the patch Patch Opportunity Incidence of Non-Severe Bleeding Patch Units

The opportunity for the patch in military and EMS markets is likely to be small Patch Opportunity Comments Military Market Revenues for fibrin patch in the military will be modest Army would stockpile the product and issue it to field hospitals as needed Shelf life (6-12 mo) is critical for the military to even consider adoption Estimation of the surgery market is unreliable "Reporting of surgeries in the military is very sketchy. Every echelon of care reports their surgeries separately, and the combat data is probably separate. People in the military are trying to get all that data, and it is very difficult" - Director of Trauma Research, Mass General EMS Market Revenue for the patch in the EMS market are also small, and assumes two patches per ambulance Number of ambulances are based on population statistics Growth rate of ambulances based on overall population growth EA assumed rapid adoption of patch, with a maximum penetration of 70%

In summary, patch revenues from all categories total over half a billion dollars within 10 years from initial launch Application WW Revenues ($ millions) Severe Bleeding $409 Non-severe Bleeding $94 Military and EMS $9 Total $512 Source: Medical Data International, EA interviews and analyses Summary of Worldwide Patch Revenues Patch Opportunity

The patch market is strongest in the U.S., with sales reaching over $270 million Assumptions The European market is 50% of U.S. market The ROW market is approximately 45% of the U.S. market Adoption of fibrin patch in Europe and ROW follows same pattern as the U.S. WW Revenue Projections of Fibrin Patch (US$000s) Patch Opportunity 2008 2009 2010 2011 2012 2013 2014 2015 Worldwide Revenues from Surgical Applications for Fibrin Patch ($000s) $20,859 $101,526 $192,042 $299,412 $370,423 $456,028 $487,197 $511,890 U.S. Market ($000s) $16,024 $97,789 $138,391 $194,458 $224,641 $254,616 $263,620 $270,874 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Worldwide Revenues* 20859 101526 194042 299412 370424 456028 487197 511283 Europe 25356 51226 72955 103183 115248 126851 126809 ROW 22820 46103 65659 92864 103723 114166 114166 U.S. $- $- $- 16024 97789 138391 194458 224641 254616 263620 270874 * From surgical applications for fibrin patch

Leveraging Our Expertise Nissim Mashiach President & Chief Operating Officer

INTRODUCTION Overview of Omrix' expertise: Research & Product Development Intellectual Property & Know How Clinical Operations and Regulatory Affairs Quality Assurance Manufacturing How Omrix will leverage its expertise to expand its Product pipeline

DEFINING OUR CORE COMPETENCIES Research & Product Development - Background Omrix' R&D team was established in 1995 with 2 employees (still employed at Omrix) Today: 38 employees Core R&D team has an average of 7 years at Omrix Diverse backgrounds in: Protein purification Hematology Virology Biochemistry Immunology

DEFINING OUR CORE COMPETENCIES Currently marketed products: Crosseal / Quixil Evicel Evithrom IVIG HBIG In development: Adhexil Thrombin-enhanced products Fibrin Patch Demonstrated ability to develop commercial products

DEFINING OUR CORE COMPETENCIES Intellectual Property 13 US patents; 93 Non-US Patents IP encompasses the following: Protein purification Methods for ensuring safety of plasma-based products Combination products - Devices combined with biologicals Applicator devices

DEFINING OUR CORE COMPETENCIES Clinical Operations & Regulatory Affairs Significant experience with the FDA and EMEA Targeting regulatory approvals in new territories, e.g. Japan and other Far East areas Quality Assurance Proven track record of successful inspection FDA EMEA Health Canada Israeli Ministry of Health Brazilian Ministry of Health Korean FDA Demonstrated "quality culture" within the company

FIBRIN PATCH - DEMONSTRATED R&D EFFICIENCY Combination product of enhanced hemostatic biologics and bioabsorbable matrix Significant IP protects Omrix' position Approval expected in 2010 - Development time of 5 years 2005 2006 2007 2008 2009 2010 R&D Initiation Phase I Filed IND File BLA BLA APPROVAL

DEFINING OUR CORE COMPETENCIES Manufacturing Capacity Current capacity meets market requirements Staged expansion capability to meet future market requirements Allows incremental capital investments Production line optimization Shared production line for all product segments Shared QA/QC Optimizes utilization of raw materials

BUILDING FOR GROWTH BUILDING FOR GROWTH QUICK FACTS: Expanding capacity for biosurgery 75km from Tel-Aviv and current plants 60,000 square feet Operational in 2H09 NEW JERUSALEM PLANT

LEVERAGING OUR CORE COMPETENCIES Develop new combination products which use existing R&D, QA and RA knowledge e.g. Fibrin patch and thrombin-enhanced products Develop new technologies which coat/combine biological materials with devices e.g. coated hernia mesh to prevent adhesions Go to the next level - biologics + devices + drugs Omrix leverages its core competencies to drive growth and development

Adhesion Prevention - Adhexil David Wiseman Ph.D., M.R.Pharm.S. Synechion, Inc.

An Adhesions Opportunity for Omrix What are adhesions and what problems do they cause? Why do adhesions form? How can we prevent adhesions? Why fibrin? Does AdhexilTM prevent adhesions in animal models? What is the clinical potential of AdhexilTM ? Clinical evaluation of AdhexilTM : Program and Study Design AdhexilTM project timelines Conclusion

What are adhesions, what problems do they cause? A scar that forms an abnormal connection between two parts of the body Caused by any trauma within the body as a consequence of normal healing (surgery, endometriosis, infection, radiation) Adhesions cause severe problems Infertility Chronic abdominal and pelvic pain, dyspareunia Bowel obstruction Complications in subsequent surgery Coalesce into CAPPS - Complex Abdomino-Pelvic and Pain Syndrome

Abnormal connections between tissues Abnormal connections between tissues Abnormal connections between tissues Abnormal connections between tissues Ovary Bowel Uterus Uterus Sidewall

Bowel Obstruction Bowel Obstruction Bowel Obstruction Deaths Associated with Intestinal Adhesions with Obstruction 560.81

Adhesion-related disease (ARD) is underestimated and unappreciated ARD admissions rival those for CABG, appendix, etc. Women undergoing GYN surgery About 33% will be admitted about 2 times in the next 10 years for a problem directly related to adhesions or for a procedure that could be complicated by adhesions (open or closed) Pelvic adhesions found in 56-100% of patients undergoing second look laparoscopy Tubo-ovarian adhesions are a recognized cause of infertility and contribute to ectopic pregnancies Adhesion related intestinal obstruction accounts for: 0.9% of all admissions 3.3% of major laparotomies 28.8% cases of L or S bowel intestinal obstruction Intestinal Adhesions with Obstruction 560.81 (2005) 73,881 Discharges 9.5 days LOS $46,559 Cost per stay = $3.45 billion. 2119 deaths, 63% female

Main Adhesions Problems Procedure Problem '000s pa USA OBGYN Infertility, pain, obstruction 500 Hysterectomy Obstruction, pain 650 C Section Reentry 900 General Obstruction 1000 Flexor tendon Mobility 200 Cardiac Reentry 400 Ocular Strabismus 50+ Cranial Redo 100 Laminectomy Pain, paralysis, nerve 400 Current U.S. Market Size >$100M

The patient's view... multiple surgery and despair Multiple Surgery '4 adhesion surgeries. ...can't find a doctor who believes my pain can be adhesions' 'pelvic adhesions which attach intestines ....removed 4 times in 4 years ....problems again' '...had 5 surgeries for very dense adhesions' '...had 9 surgeries for adhesion repair' '...had 17 surgeries for ...adhesions. ...had every product for adhesions ...with no luck' Despair "For the suicidal thoughts I have thought of them...." "I am at the end of my rope......I am tired of living my life in pain" "...no hope for me and I am at the end of my rope, barely hanging on by a thread. ...is there ANYTHING I can do to have a life that has quality??.. I need to know that I don't have to live the rest of my life this way."

TRAUMA Fibrous adhesions Mesothelial damage Fibrinolytic compromise Ischaemia + Inflammation & exudation Fibrin Deposition Fibrinous attachments Fibroblast migration Angiogenesis, collagen deposition + Approximation Bleeding + Why do adhesions form?

What kind of trauma causes adhesions?

How can we prevent adhesions?

Mechanism	Method	Example
Reduce Trauma	Gentle tissue handling, cautery	
	Powder-free gloves	BioGel, Ansell
	Warm and humid gases	Insuflow
	Tissue precoating	Sepracoat
Reduce inflammation	NSAID, steroids	Tolmetin, Celebrex®
Reduce exudation	Tissue sealant	**FIBRIN**
Reduce fibrin deposition	Heparin, Hemostasis	**FIBRIN,** heparin, thrombin
Prevent approximation	Barriers: fabrics, gels, instillates	**FIBRIN,** INTERCEED®, Seprafilm®, SprayGEL®
	Hydroflotation ADEPT®	
Lyse fibrin	Fibrinolytics	tPA
Modulate granulation	Interfere with angiogenesis/ collagen	anti-VEGF, halofuginone

Fibrin potentially acts at three points in adhesiogenesis

omrix

Why Fibrin?

Mechanism	Method	Example
Reduce exudation	Tissue sealant	**FIBRIN**
Reduce fibrin deposition	Heparin, Hemostasis	**FIBRIN**
Prevent approximation	Barriers: fabrics, gels, instillates	**FIBRIN**

- Bilgin et al. *Gynecol Obstet Invest* 1995
- Brands et al. *Chirurg* 1990
- Caballero & Tulandi. *J Reprod Med* 1992
- Chmielewski et al. *Am Surg* 1992
- De Iaco et al. *Fertil Steril* 1994
- de Virgilio et al. *Am J Surg.* 1999
- de Virgilio et al. *Arch Surg* 1990
- Evrard et al. *Hum Reprod* 1996
- Jahoda et al. *Surgery* 1999
- Joyce et al. *J Appl Biomat* 1991
- Lindenberg. *Acta Chir Scand* 1985
- Lindenberg. *Ann Chir Gynaecol* 1984
- Osada et al. *J Int Med Res* 1999
- Ozeren et al. *Aust N Z J Obstet Gynaecol* 1998
- Sheppard et al. *Am Surg* 1993
- Shinohara et al. *Eur Surg Res* 1998
- Takeuchi et al. *J Am Assoc Gynecol Laparosc* 1996
- Toosie et al. *Am Surg* 2000
- Tulandi. *Fertil Steril* 1991
- Wiseman et al. *Polymer Site Specific Pharmacotherapy* 1994

Mixed results

- Premature tissue approximation
- Source of fibrin
- Method of processing: co-factors
- Concentration of fibrin
- Concentration of thrombin and Ca^{2+}
- Presence of fibrinolytic inhibitors

Determines persistence of barrier effect

Fibrin (in general) vs. other barriers INTERCEED(r) J&J Seprafilm(r) Genzyme ADEPT(r) Baxter SprayGEL(r) Covidien FIBRIN Easy to apply Yes Sticky Yes Yes Yes Works in presence of bleeding No Yes ? No Likely Easy to apply laparoscopically Limited V. Limited Yes Yes Yes Reduces adhesions Moderate Moderate Poor Moderate Likely good Does not reduce wound healing, potentiate infection, tissue reaction ? No ? Tissue reaction? ?

THE EFFECT OF TRANEXAMIC ACID IN FIBRIN SEALANT ON ADHESION FORMATION IN THE RAT Wiseman DM Synechion, Inc., Dallas, TX Lyachovetsky Y Omrix, Nes Ziona, Israel Nur I Omrix, Nes Ziona, Israel Keidan I Tel Aviv University, Israel Trout JR Rutgers University, NJ J Biomed Mater Res Part B: Appl Biomater 68B:222 (2004) Does AdhexilTM prevent adhesions in animal models? Adhexil* in the following animal studies refers to undyed Adhexil

Rat Cecum Abrasion Model



Remove patch of parietal peritoneum
Abrade and air-dry cecal peritoneum
Approximate tissues

7 days

Incidence of Adhesions
Energy to break adhesions

Adhexil*

Tranexamic Acid




1.0

Tissucol/Tisseel (Baxter)

Bovine aprotinin

omrix

Adhexil* reduces adhesions in rats



Energy to Lyse Adhesions
p< 0.01 vs Control or Tissucol
mJ + SEM
80
70
60
50
40
30
20
10
0
N=15
N=13
N=10
Control
Tissucol
Adhexil*



Incidence and Tenacity
Number of animals with grade
N
14
12
10
8
6
4
2
0
No adhesions
Filmy Adhesions
Cohesive Adhesions
Cohesive
Filmy
No Adhesions
Control
Tissucol
Adhexil*
p < 0.05 Adhexil* vs Control (χ^2 and Fisher's)

- Adhexil* reduces incidence, tenacity and energy of adhesions
- Small effects only of Tissucol
- Tranexamic acid improves efficacy in dose-dependent manner omrix

Adhesions Adhesions Control treatment Adhexil vs. SprayGEL vs. ADEPT in Rats Group N=10 Adhesion free Statistical grouping p<0.05 Control 10% A SprayGEL 100% B Adhexil* 90% B ADEPT 0% A

Can we predict clinical outcomes from animal studies? What is the clinical potential of AdhexilTM?

Models are often chosen arbitrarily "There is no animal model that predicts clinical outcome"

What is the best model for postoperative adhesions? What is the clinical potential of AdhexilTM?

What is the best model for postoperative adhesions? What result would you like?

There is no right model, just the right model for the right question Objective Type of Model Screening Permissive Writing patents Permissive Optimize formulation Challenging* Regulatory submissions Challenging* Justify investment Challenging* Product improvement More challenging: Mechanistic Studies Permissive/Challenging Special conditions Bleeding, ischaemia, contamination etc. * with clinical correlates

Animal Model Correlations Model Species Utility Sidewall Rat Generally permissive Sidewall Rabbit Generally permissive Uterine Horn Rat Generally challenging Uterine Horn Rabbit Variable, important technical differences Uterine Horn Rabbit Most data, most Simple abrasion predictive, for devices

Animal-Clinical Correlation: Rabbit Uterine Horn Models Datum Agent A1 ADCON P A2 INTERCEED/Hep A3 INTERCEED closed A4 INTERCEED, open A5 INTERGEL A6 SEPRAFILM A7 HA A8 HYSKON A9 Heparin ip A10 INTERCEED, PCOD "Past performance is no guarantee of future success"

Abrasion Rabbit Uterine Horn Model (Simple Abrasion) Nicking procedure Mesouterine arcade Mesouterine arcade Mesouterine arcade Control 14 days Adhexil 14 days

Adhexil* reduces adhesions in the with and without bleeding - Rabbit Uterine Horn Control Adhexil* Seprafilm INTERCEED SprayGEL Non-bleeding 77.5 15.1 34.1 43.3 Bleeding 73.7 15.4 38.6 47.6 60.7 Adhesion extent % 5 5 5 4 5 5 5 5 5 * * * * p< 0.05 vs. control vs. control vs. control

Does Adhexil™ stack up against the competition?

	INTERCEED J&J	Seprafilm Genzyme	SprayGEL Covidien	Adhexil OMRIX
Easy to apply	Yes	Sticky	Yes	Yes
Preparation	None	None	Some	Some
Area coverage	Individual piece	Individual piece	Yes	Yes
Efficacy in animals	Moderate	Moderate	Moderate	High
Clinical efficacy	Moderate	Moderate	Moderate	Expected to be good
Tissue adherence	Moderate-good	Good	Good/ not CO_2	Good
Works in presence of bleeding	No	Yes	No	Yes
Easy to apply laparoscopically	Limited	V. Limited	Yes	Yes
Does not reduce wound healing, potentiate infection, tissue reaction	?	No	Tissue reaction?	?

Excellent Safety Profile Low Adverse event rate 158,229 kits supplied: QUIXIL(r)/CROSSEAL(r) & EVICEL(r). In most instances, 1 kit/patient 16 adverse drug reactions (ADRs) (Oct 2004- Sept 2007) All ADRs were serious and expected. Injury, Poisoning and Procedural Complications 5 Infections and Infestations 5 Vascular Disorders 3 Skin and Subcutaneous Tissue Disorders 2 General Disorders and Administration Site Conditions 1 Total 16 (in 13 patients, 3 countries) 2 of the cases involved off-label use

AdhexilTM Value Proposition Product with most/all ideal product characteristics High efficacy in predictive models + bleeding Excellent safety profile Natural biological polymers, mimic natural repair mechanism Can be used in other adhesions indications Little/no additional manufacturing investment Justifies investment in clinical program

Clinical evaluation of AdhexilTM: Program and Study Design.

Phase I/II Clinical study - Objective To evaluate the safety and initial efficacy of Adhexil(tm) in preventing and/or reducing post-operative adhesions in patients undergoing surgery involving the ovaries.

Phase I/II Clinical study - Safety and Efficacy Parameters Safety evaluations will include the following parameters: Adverse events Clinically abnormal laboratory and coagulation assessments Efficacy evaluation will include the following parameters: Incidence Extent Severity of post-operative adhesions

Phase I/II Clinical study - Study Endpoints Primary endpoint: incidence of ovaries with adhesions Secondary endpoints: Incidence of ovaries with adhesions Extent of adhesions Severity adhesions Stratification by reformed vs. de novo Tertiary endpoints: Incidence and severity of adhesions at the 21 anatomic sites. Worsening of the number, extent and severity of adhesions to the left and right ovaries

Phase I/II Clinical study - Study Design Overview 25 patients with bilateral ovarian disease due to prior surgery, endometriosis and/or inflammation 3 investigational sites (US and EU) Bilateral study design, internally controlled Prospective, randomised, double-blinded After the surgical procedure, one ovary assigned to AdhexilTM, the other will be left untreated Second-look laparoscopy (2LL) 6 (+/- 4) weeks later Will define study design for Phase III Status: Clinical study start (first patient in): 23/10/2007 Recruitment completion EO June 2008

AdhexilTM project timelines Q4 07 Q1 08 Q2 09 Q1 10 Q2 10 Q3 09 GYN launch Q3 08 Phase III Gyn Pivotal Pre-clinical Q2 08 Q4 08 Q1 09 Q4 09 Q3 10 Q3 07 Phase I/II Gyn Gyn BLA

Conclusion Product with most/all ideal product characteristics High efficacy, good safety Can be used in other adhesions indications Sound clinical strategy Sound business opportunity for Omrix

Biologic Lung Volume Reduction (BLVR) David Dove, MD President & CEO, Aeris Therapeutics, Inc.

Agenda Aeris Overview Emphysema & pathophysiology Treatment approaches Biologic Lung Volume Reduction Importance of fibrin sealant Clinical strategy & results Competitive approaches Sales & Marketing Plans

Aeris Overview Specialty bio-pharmaceutical company developing innovative treatments to improve the lives of patients with emphysema and other lung diseases. World class expertise in pulmonary physiology, biology and clinical medicine Development efforts focused on lung volume reduction as a treatment for emphysema Lead Program: Biologic Lung Volume Reduction Undergoing Phase 2 Clinical Testing Combination product with biologic, drug and device components Regulated as a biologic by CBER Fast Track designated program Development expertise can be leveraged into other therapeutic areas of pulmonology and bronchology to grow pipeline, irrespective of regulatory jurisdiction Commercialization infrastructure will include specialized sales force targeting pulmonologists at tertiary centers

The problem we are addressing: Emphysema 3.8 million patients in the U.S. with Emphysema As many as 60 million patients worldwide Emphysema is a subset of COPD 4th leading cause of death; every 4 minutes another patient dies Only top killer with increasing mortality Direct medical costs of COPD in 2002 estimated by NHLBI to be $18 billion Responsible for 726,000 hospitalizations and 1.5 million emergency department visits in 2000 (NHLBI) Primarily caused by smoking 1.1 billion current smokers worldwide and increasing (WHO) 21% of U.S. adults smoke; unchanged since 2004 Other causes include alpha 1 anti-trypsin deficiency (100,000 patients) and environmental exposure

Pathophysiology of Emphysema Inflammation leads to destruction of lung tissue and loss of natural elasticity Lungs hyperexpand and get "too big" for chest Diseased regions crowd out healthier lung Loss of expiratory "push"

Emphysema signs & symptoms Loss of recoil - hyperinflation - gas trapping Progressive shortness of breath and exercise limitation (Netter, F. Ciba Collection, The Respiratory System, 1977)

Treatment options for Emphysema Medical Therapy Oxygen Lung Transplant LVRS Bronchodilators & anti- inflammatories minimally effective & don't directly address mechanics of hyperinflation Only medical therapy that improves survival Limited application due to small number of available organs Effective but high morbidity & mortality limits utilization Unmet Need

Lung Volume Reduction Rationale Rationale: Re-sizing of lung to chest wall. Increases elasticity of lung (recoil pressure) Improves ability of breathing muscles to expand lung Improves dyspnea by reducing hyperinflation

Lung Volume Reduction Validation: National Emphysema Treatment Trial (NETT) Landmark study commenced in 1996 with results published in New England Journal of Medicine in 2003 Randomized controlled study funded by HCFA (CMS) and NIH to determine if lung volume reduction surgery is effective Defined the subgroups most likely to benefit and those at high risk from LVRS Patient subsets with upper lobe predominant emphysema did best with survival and quality of life benefits Patient subsets with homogeneous disease had quality of life improvements Sickest patients should not receive LVRS (approximately 25% mortality)

Results of NETT (May 2003) Improvement at 1 year LVRS Medical FEV1: 56% 26 % Exercise cap: 42% 16% HRQOL: 41% 25% Limitations: morbidity & mortality (N Engl J Med. 348; 21: 2059-2073.)

Results of NETT 90 Day Mortality 90 Day Mortality 90 Day Mortality 90 Day Mortality LVRS Medical P value Equal mortality time 5.2% 1.3% < 0.001 29 months 61% of patients had serious complication from Surgery (Air leak, respiratory failure, cardiac, pneumonia) 90 Day Morbidity: % pts hospitalized 90 Day Morbidity: % pts hospitalized 90 Day Morbidity: % pts hospitalized 90 Day Morbidity: % pts hospitalized 1 month 2 months 4 months Surgery 23% 10% 3% Medicine 0% 0% 0%

Conclusions from NETT Volume reduction therapy is effective and can improve survival and quality of life Volume reduction surgery is associated with significant morbidity & mortality Alternative approaches to achieve lung volume reduction very desirable.

Lead Product: Biologic Lung Volume Reduction (BLVR)

Biologic Lung Volume Reduction Lung regions selected for treatment using CT image Patient is consciously sedated Biologic & drug materials are bronchoscopically administered into targeted lung subsegments Initiates a remodeling reaction that shrinks & collapses damaged lung tissue over 3-6 weeks Allows remaining lung and respiratory muscles to function better (enhances lung recoil)

The Aeris BLVR System

Biologic Lung Volume Reduction (BLVR) BLVR system 1. Fibrin Sealant, PLL, Chondroitin 2. Administration gun 3. Dual lumen catheter Gun, syringes, and catheter Ready for delivery of material

Choice of Fibrin Sealant/Omrix BAC2/Thrombin Licensed product Free of bovine materials No tranexamic acid Omrix Capable management team Access to deep technical expertise R&D support

Omrix's supplemented fibrin sealants Omrix's fibrin sealant components are versatile biological carriers Combining BAC2 with poly-L-lysine promotes localized inflammatory reaction resulting in therapeutic volume reduction and fibrosis Sealant is biodegradable and biocompatible Fibrin sealant Administered as 2 liquids down a long catheter placed within the lung Localizes the therapeutic effect of the added agent by confining its action to the applied area ("Biological Epoxy") The biological nature of the fibrin sealant and its relatively short degradation time does not interfere with natural healing processes in the applied tissue

BLVR Phase 2 Clinical Trials Strategy First demonstrate proof of concept in upper lobe predominant emphysema, the patients shown in NETT to benefit most from lung volume reduction Expand patient population to homogeneous disease Primary analysis at 12 weeks Primary endpoint: Statistically significant reduction in gas trapping (ratio of Residual Volume to Total Lung Volume) Secondary endpoints: Forced Expiratory Volume in 1 second (FEV1); Forced Vital Capacity (FVC); 6 minute walk distance; Dyspnea (mMRC); St. George's Respiratory Questionnaire (SGRQ) 2 year long term safety follow-up

BLVR Phase 2 Clinical Trial Status 4 protocols with 20 patients each evaluating dose per subsegment and disease distribution Each patient treated at 8 subsegments Enrolled 12 week results available Enrolled Results pending Expect full enrollment in April 2008 Expect full enrollment in May 2008 Low Dose High Dose Upper lobe predominant Homogeneous

BLVR Phase 2 Experience BLVR easily performed in bronchoscopy suite using conscious sedation 15-45 minutes to complete treatment at 8 subsegments Most patients develop flu-like symptoms (increased white blood cells, fever, shortness of breath) and pleuritic chest pain Signs & symptoms typically abate within 72 hours Majority of patients discharged 1 to 2 days following procedure

Initial Patient Experience

Comparison of Low Dose 12 Wk BLVR Data with LVRS

Aeris Therapeutics, Inc.

Outcome Parameter	Measure	BLVR (n=27)	LVRS
Lung Function	$\%\Delta FEV_1$	**+9.8± 14.4% (p=0.002)**	**+23%[1,2]**
Volume Reduction	%ΔRV/TLC	**-6.2± 8.8% (p=0.002)**	**-9.7%[1]**
Exercise capacity	%Δ6MWD	**+11.2± 18.8% (p=.005)**	**+11.5%[1] +23.8%[2]**
Quality of Life	ΔSGRQ	**-13.2± 13.4 (p<0.001)**	**-11.3 ±15.1[3]**
Shortness of Breath	ΔMRCD	**-0.6±0.71 (p<0.001)**	**NA**

[1]Criner, G et al AJRCCM, 1999

[2]Geddes et al, NEJM 2000

[3]Fishman et al (NETT), NEJM 2003 NB- 6 month data

March 27, 2008

Competitive Matrix Company/ Product Development Phase Patient Population Customer/Ease of use Emphasys Endobronchial Valve PMA Filed Sep 2007 Upper Lobe predominant with complete fissure Pulmonologist Correct valve placement requires training Spiration Intra-bronchial Valve Pivotal Trial Upper Lobe predominant (will likely require complete fissure due to collateral ventilation) Pulmonologist Likely to be similar to Emphasys Broncus Airway Bypass Pivotal Trial Homogeneous May expand to upper lobe predominant Interventional Pulmonologist or Thoracic Surgeon Extensive training & complex procedure Aeris Therapeutics BLVR Phase 2 "Fast-Track" Upper Lobe predominant Evaluating homogeneous Pulmonologist Simple procedure similar to standard bronchoscopic lavage BLVR is the only treatment that is simple to perform AND addresses a large patient population

BLVR Clinical Timeline Results in high dose upper lobe predominant patients through 12 weeks complete in May 2008 Results in Homogeneous patients expected in June 2008 Publication of Phase 2 results H2 2008 Phase 3 Initiation H2 2008 BLA Submission 2010

Emphysema US Prevalence and Mortality* ESTIMATED PREVALENCE Emphysema 3,600,000 mild to moderate 3,060,000 ---------------- Severe 540,000 Homogeneous 324,000 ---------------- Heterogeneous 216,000 MORTALITY Total COPD 118,744 Chronic bronchitis 959 Emphysema 16,242 Unclassified 101,543 Emphysema is some unknown portion of the "unclassified" mortality * NCHS 2005

Estimated U.S. Total Available Market ESTIMATED PREVALENCE Heterogeneous 216,000 Homogeneous 324,000 ---------------- TOTAL SEVERE 540,000 Est. cost of LVRS = $30,000 $6.5 Billion $9.7 Billion ---------------- $16.2 Billion Existing market is much less: approximately 200 LVRS procedures each year

Sales/Reimbursement Strategy BLVR as a high value product enables Aeris to capture significant value by building its own sales force 10-15 sales representatives can support commercial launch with initial sales from clinical trial participating medical centers Majority of patients are covered by Medicare; other 3rd party payors will likely follow Medicare's lead Successfully influenced CMS to secure an ICD9 code appropriate for BLVR 33.79 Endoscopic Insertion of other bronchial device or substance; BLVR Discussing DRG (LVRS vs Medical) scenarios with CMS and evaluating ability of BLVR kit to qualify for advanced technology add-on payment BLVR as a reimbursable procedure provides new revenue potential for pulmonologists which further drives adoption

BAC2/Thrombin Supply/Revenue Considerations US Market Penetration- Primary* 1% 5% 10% 20% Patients Treated 2,160 10,800 21,600 43,200 US Mkt Penetration- Primary & Secondary** 0.4% 2.0% 4.0% 8.0% BAC2/Thrombin (Liters) 86 432 864 1,728 *Primary Market: 216,000 patients with upper lobe predominant emphysema **Primary & secondary market: 540,000 patients with advanced emphysema

BLVR Highlights Phase 2 study at low dose met defined efficacy endpoints and was well tolerated Strong intellectual property (3 issued and 9 pending US patents) Only endoscopic approach that has favorable safety and efficacy, is easy to perform, and potentially effective for all patients with advanced emphysema Treatment can be adjusted to increase efficacy by modifying dose Treatment can be repeated as disease progresses Multi-billion dollar revenue potential

Closing Remarks Robert Taub, MBA Chief Executive Officer

OMRIX TODAY Fully-integrated biopharmaceutical company Develop and market protein-based biosurgery and passive immunotherapy products Establishing presence in growing and under-penetrated markets Visible pipeline of near-term and medium-term product launches Continued growth and profitability Profitable since IPO

ORGANIC GROWTH DRIVERS 2007 2008 2010 2009 EVICEL + EVITHROM EVICEL EVITHROM + THROMBIN- BASED PRODUCTS ADD'L TERRITORIES EVICEL EVITHROM THROMBIN- BASED PRODUCTS ADD'L TERRITORIES + FIBRIN PATCH ADHEXIL AERIS $51.9M $64 - $67.0M $150M $100M Biosurgery franchise is poised to drive growth Note: Figures represent total product sales, including immunotherapy, in $US millions Biosurgery Product Sales Immunotherapy Product Sales

UPCOMING MILESTONES PRODUCT 2008 2009 Evicel US Launch and EU Approval for General Hemostasis Launch in EU Fibrin Patch Initiate Clinical Trial BLA Filing Adhexil Completion of Phase I/II Initiate Phase III BLA Filing IVIG (U.S.) Complete Phase III File BLA US Approval HEP B Approval in Sweden CORPORATE 2008 2009 Executive Team Complete CFO Search New Manufacturing Facility Operational

PREVIOUS 2008 GUIDANCE Product Sales of $64.0 million - $67.0 million Represents growth of 23% - 29% year-over-year Biosurgery product sales growth of approximately 75% year-over- year Key Assumptions: Current biosurgery sales forecast provided by ETHICON, INC., a Johnson & Johnson Company No product or business acquisitions No product sales from Vaccinia Immunoglobulin (VIG)

ADDITIONAL GUIDANCE CONSIDERATIONS Omrix recognizes revenues when product is shipped to Ethicon Potential for lumpiness in revenue ramp True indication of growth is end-user sales Given early stage of general hemostasis label expansion, 2008 is likely to be back-end loaded Historically, Q1 biosurgery sales are lower than Q4 biosurgery sales Gross margin can fluctuate quarter-to-quarter as well due to: Lumpiness in revenues Production mix SG&A in 2008 will represent a similar percent of revenues as 2007 R&D in 2008 will be higher as a percent of revenues than in 2007

GUIDANCE UPDATE 2008 Product Sales of $64.0 million - $67.0 million Represents growth of 23% - 29% year-over-year Biosurgery product sales growth of approximately 75% year-over- year Q108 Biosurgery sales of approx. $5.5M Q208 Biosurgery sales of approx. $8.0M

KEY TAKEAWAYS Diversified business model with two distinct buy synergistic platforms, with biosurgery products likely to lead growth over the next few years Evicel sales are growing rapidly in a substantial market with significant additional growth opportunities Multiple other significant products under development in the hemostasis market Beyond hemostasis, a broad pipeline is emerging Omrix has necessary capabilities and resources to execute on these opportunities

NASDAQ: OMRI Innovative Solutions for a Healthier World Analyst & Investor Day March 27, 2008 "PERSPECTIVES IN BIOSURGERY"